As filed with the Securities and Exchange Commission on March 20, 2012

Registration No. 333- 173229

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

ONCOTHYREON INC.

(Exact name of Registrant as specified in its charter)

Delaware	26-0868560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2601 Fourth Ave., Suite 500

Seattle, Washington

(206) 801-2100

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Robert L. Kirkman, M.D.,

Chief Executive Officer

Oncothyreon Inc.

2601 Fourth Ave., Suite 500

Seattle, Washington

(206) 801-2100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Patrick J. Schultheis

Michael Nordtvedt

Wilson Sonsini Goodrich & Rosati,

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

(206) 883-2500

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

DEREGISTRATION OF UNSOLD SECURITIES

In accordance with Rule 429 under the Securities Act, Oncothyreon Inc. (the “Company”) filed a Registration Statement on Form S-3 (File No. 333-173229) (the “Registration Statement) with the Securities and Exchange Commission (the “SEC”) on April 1, 2011, and declared effective on April 8, 2011, pertaining to the registration for resale of 5,150,680 of the Company’s common shares (the “Common Shares”), par value $0.0001 per share, which were previously registered pursuant to a Registration Statement on Form S-1 (File No. 333-168094) filed with the SEC on July 14, 2010 and declared effective on July 28, 2010 (the “Earlier Registration Statement”). The Registration Statement constituted Post-Effective Amendment No. 1 to the Earlier Registration Statement.

The Company is seeking to deregister all Common Shares that remain unsold under the Registration Statement as of the date hereof because its obligation to keep the Registration Statement effective pursuant to the terms of its agreement with the selling stockholder has terminated. Pursuant to the undertaking of the Company as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all remaining unsold Common Shares pursuant to the Registration Statement which would have otherwise remained available for sale under the Registration Statement as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Seattle, County of King, State of Washington, on March 20, 2012.

ONCOTHYREON INC.

By:	/s/ ROBERT L. KIRKMAN
Robert L. Kirkman
President, CEO and Director

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/S/ ROBERT L. KIRKMAN Robert L. Kirkman	President, Chief Executive Officer and Director (Principal Executive Officer)	March 20, 2012

/S/ JULIA M. EASTLAND Julia M. Eastland	Chief Financial Officer, Secretary and Vice President, Corporate Development (Principal Financial and Accounting Officer)	March 20, 2012

* Christopher S. Henney	Chairman and Director	March 20, 2012

* Richard L. Jackson	Director	March 20, 2012

* Daniel K. Spiegelman	Director	March 20, 2012

* W. Vickery Stoughton	Director	March 20, 2012

* Douglas E. Williams	Director	March 20, 2012

*By:	/s/ ROBERT L. KIRKMAN
Robert L. Kirkman
Attorney-in-fact